U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1934

                            AFTERGLOW EXPLORATIONS, INC.
                  ---------------------------------------------
                  (Name of Small Business Issuer in Its Charter)

      NEVADA                            1000                    20-4532825
--------------------------------- -------------------------  ------------------
(State or Other Jurisdiction      (Primary Standard          (I.R.S. Employer
of Incorporation or Organization) Industrial Classification  Identification No.)
                                    Code Number)

                           AfterGlow Explorations, Inc.
                               6318 Quebec Street
                           Vancouver BC V5W 2P7 CANADA
                         Telephone Number: (604) 376-0476
                ------------------------------------------------
                (Name and Address of Principal Executive Offices)

                 Joseph I. Emas
             1224 Washington Avenue
             Miami Beach, FL  33139                         (303) 531-1174
-------------------------------------------------        --------------------
(Name and Address of Agent for Service of Process)        (Telephone Number)
                                                            (303) 531-1274
                                                         --------------------
                                                              (Fax Number)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box. [   ]


 NOTE: This filing has been amended only to include the signature of the Principal Accounting Officer in the Signatures section; all other disclosures remain unchanged.

                                       1




                             CALCULATION OF REGISTRATION FEE
                             -------------------------------
                                                 Proposed
                                                 Maximum
Title of Each Class     Amount     Offering      Aggregate        Amount of
of Securities to be     to be       Price        Offering       Registration
     Registered      Registered   Per Share (2)  Price (3)         Fee (1)
----------------------------------------------------------------------------
Common                1,250,000    $0.04         $50,000           $5.35
----------------------------------------------------------------------------


(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.01 per share.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




























                                     2



                                 PROSPECTUS
                         AFTERGLOW EXPLORATIONS, INC.
                      1,250,000 SHARES OF COMMON STOCK
                              AT $.04 PER SHARE

This is the initial offering of common stock of AfterGlow Explorations, Inc. and no public market currently exists for the securities being offered. AfterGlow Explorations, Inc. is offering for sale a total of 1,250,000 Shares of common stock. The offering is being conducted on a "self-underwritten", "best efforts", "all-or-none" basis, which means our officers and directors will attempt to sell the Shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the Shares in this offering. If all Shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The Shares will be offered at a price of $0.04 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).

----------------------------------------------------------------------------
             Offering Price   Total Amount    Underwriting     Proceeds to
               Per Share      of Offering     Commissions      the Company
Common Stock     $0.04         $50,000           $0              $50,000
----------
------------------------------------------------------------------

AfterGlow Explorations, Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for AfterGlow Explorations, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at 0.04 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board electronic quotation service, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                  Subject to Completion, Dated __________, 2006

                                     3
                           TABLE OF CONTENTS

SUMMARY ............................................................... 6
GENERAL INFORMATION ABOUT OUR COMPANY...................................6
THE OFFERING............................................................6
RISK FACTORS............................................................7
RISKS ASSOCIATED WITH OUR COMPANY:......................................7
 -WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED
  EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING
 -LOSSES FOR THE FORESEEABLE FUTURE.....................................7
  BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL
  EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE................8
 -OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR AFTERGLOW
  EXPLORATIONS WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL
  CONTINUE AS A GOING CONCERN...........................................8
 -WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO
  IMPLEMENT OUR BUSINESS PLAN...........................................8
 -THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN
  BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION
  BEING LOST............................................................8
 -BECAUSE WE HAVE NOT SURVEYED THE COPPER QUEEN CLAIM, WE MAY
  DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR
  CLAIM BOUNDARIES......................................................8
 -IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR
  MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE
  ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL
  PRODUCTION............................................................8
 -IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER,
  WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING
  EFFORTS...............................................................9
 -IF COMPETITION FOR MINERAL CLAIMS IN OUR AREA INCREASES, THE
  COSTS ASSOCIATED WITH ACQUIRING ADDITIONAL CLAIMS MAY INCREASE
  AND THE AVAILABILITY MAY DECREASE, THEREFORE WE MAY NOT BE ABLE
  TO ACQUIRE ADDITIONAL CLAIMS IN OUR AREA OF INTEREST, OR ANY
  OTHER AREAS AFFECTED BY INCREASED COMPETITION.........................9
 -BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION,
  THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE
  CONDUCT OUR BUSINESS..................................................9
 -GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY
  INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED...........9
 -BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE
  WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN
  REDUCED REVENUES TO THE COMPANY......................................10
 -THE LOSS OF THE SERVICES OF DAVID PARDEV SINGH GREWAL OR
  DAVID FRANC KNAPFEL COULD SEVERELY IMPACT OUR BUSINESS
  OPERATIONS AND FUTURE DEVELOPMENT....................................10
 -BECAUSE OUR OUR SECRETARY/TREASURER IS A MALAYSIAN RESIDENT,
  DIFFICULTY MAY ARISE IN ATTEMPTING TO EFFECT SERVICE OR PROCESS
  ON HIM IN MALAYSIA...................................................10
 -BECAUSE OUR CURRENT OFFICERS HAVE OTHER BUSINESS INTERESTS,
  THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT
  OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.....10
RISKS ASSOCIATED WITH THIS OFFERING....................................10
 -THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND
  EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION
  OF A "PENNY STOCK."..................................................10
 -WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY
  BE UNABLE TO SELL ANY SHARES.........................................11

                                 4


 -DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU
  MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN
  THIS OFFERING........................................................11
 -IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE
  MAY BE VOLATILE......................................................11
 -YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE
  PRICE YOU PAY FOR YOUR SHARES........................................12
 -WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A
  STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD.
  BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT
  THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE
  SHARES ARE NOT SOLD..................................................12
 -WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING
  AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN
  IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR
  SHARES, IF AT ALL....................................................12
FORWARD LOOKING STATEMENTS.............................................12
USE OF PROCEEDS........................................................13
DETERMINATION OF OFFERING PRICE........................................13
DILUTION OF THE PRICE YOU PAY FOR SHARES...............................13
PLAN OF DISTRIBUTION...................................................15
OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS....................15
TERMS OF THE OFFERING..................................................15
DEPOSIT OF OFFERING PROCEEDS...........................................15
PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION...........................16
LEGAL PROCEEDINGS......................................................16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...........16
RESUMES................................................................17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........18
DESCRIPTION OF SECURITIES..............................................18
INTEREST OF NAMED EXPERTS AND COUNSEL..................................19
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES...........................................19
ORGANIZATION WITHIN THE LAST FIVE YEARS................................20
DESCRIPTION OF BUSINESS................................................20
 -GLOSSARY OF MINING TERMS USED IN THE PROSPECTUS......................20
 -GENERAL INFORMATION..................................................23
 -COMPETITION..........................................................27
 -BANKRUPTCY OR SIMILAR PROCEEDINGS....................................27
 -REORGANIZATIONS, PURCHASE OR SALE OF ASSETS..........................27
 -COMPLIANCE WITH GOVERNMENT REGULATION................................27
 -PATENTS AND TRADEMARKS...............................................28
 -NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES............28
 -RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS.............28
 -EMPLOYEES AND EMPLOYMENT AGREEMENTS..................................28
 -REPORTS TO SECURITIES HOLDERS........................................29
PLAN OF OPERATION......................................................29
DESCRIPTION OF PROPERTY................................................34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.........................34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS..............35
EXECUTIVE COMPENSATION.................................................37
FINANCIAL STATEMENTS...................................................38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE..38
EXHIBITS...............................................................51






                                     5


                                   SUMMARY

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "AfterGlow", and "AfterGlow Explorations" are to AfterGlow Explorations, Inc.

                    GENERAL INFORMATION ABOUT OUR COMPANY

AfterGlow Explorations, Inc. (the "Company") was incorporated in the State of Nevada on March 21, 2006 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this Offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and a limited operating history. The principal executive offices are located at 6318 Quebec Street, Vancouver BC V5W 2P7 CANADA. The telephone number is (604) 376-0476.

We received our initial funding of $10,000 through the sale of common stock to officers and directors of the company who purchased 1,000,000 shares of our common stock at $0.01 per share on March 21, 2006. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 21, 2006) through the year ended April 30, 2006 report no revenues and a net loss of $5615. Our independent auditor has issued an audit opinion for AfterGlow Explorations, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been prospected, sampled and staked and we have engaged the services of a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property is without known reserves and there is the possibility that the Copper Queen Claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

                               THE OFFERING

Securities Being Offered           1,250,000 Shares of common stock.

Price per Share                    The offering price of the common stock is
                                   $0.04 per share.  We intend to apply to the
                                   NASD Over-the-Counter Bulletin Board
                                   electronic quotation service to allow the
                                   trading of our common stock upon our
                                   becoming a reporting entity under the
                                   Securities Exchange Act of 1934. If our
                                   common stock becomes so traded and a market
                                   for the stock develops, the actual price of
                                   stock will be determined by prevailing
                                   market prices at the time of sale or by
                                   private transaction negotiated by the
                                   selling shareholders.  The offering price
                                   would thus be determined by market factors
                                   and the independent decisions of the
                                   selling shareholders.
                               6
Offering Period                    The Shares are offered for a period not to
                                   exceed 180 days, unless extended by our
                                   board of directors for an additional 90
                                   days.

Net Proceeds                       $42,000 (Total Offering Proceeds)

Securities Issued and
Outstanding                        1,000,000 shares of common stock were
                                   issued and outstanding as of the date of this prospectus.

Registration Costs                 We estimate our total offering registration
                                   costs to be $8,000.

Shares of Common Stock
Outstanding Before the Offering    1,000,000

Shares of Common Stock
Outstanding After the Offering     2,250,000


                             RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase Shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

    We have not yet commenced exploration on the Copper Queen Claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 21, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Copper Queen Claim and the production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.
If we are unsuccessful in addressing these risks, our business will most likely fail.

                                    7



BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

    Our directors have no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Management's decisions a nd choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR AFTERGLOW EXPLORATIONS WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

    As described in Note 3 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

    Our current operating funds are less than necessary to complete the intended exploration program on the Copper Queen Claim, and therefore we will need the funds from this offering to complete our business plan. As of April 30, 2006, we had cash in the amount of $9,985. We currently do not have any operations and we have no income.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

    There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper or other minerals. We have a geological report detailing previous exploration in the area, and the claim has been prospected, sampled and staked. However, there is the possibility that the previous work was not carried out properly and the Copper Queen Claim does not contain any reserves, resulting in any funds spent by us on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE COPPER QUEEN CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

    While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the estimated claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

    If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be

                                    8
subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

    It is possible that snow or rain could cause the mining roads providing access to our claim to become impassable. We anticipate being able to access the lower to middle elevations of our mineral claim year-round with little difficulty, however, the higher ground may require snow machines or similar track mounted vehicles during the winter months. If the roads are impassable we would be delayed in our exploration timetable.

IF COMPETITION FOR MINERAL CLAIMS IN OUR AREA INCREASES, THE COSTS ASSOCIATED WITH ACQUIRING ADDITIONAL CLAIMS MAY INCREASE AND THE AVAILABILITY MAY DECREASE, THEREFORE WE MAY NOT BE ABLE TO ACQUIRE ADDITIONAL CLAIMS IN OUR AREA OF INTEREST, OR ANY OTHER AREAS AFFECTED BY INCREASED COMPETITION.

    Any increase in competition for mineral claims in the Copper Queen area or any other area we find attractive to acquire additional claims, could increase the cost of acquiring additional mineral claims and/or reduce the availability of properties of merit. This could make it too expensive or impossible for us to acquire additional claims.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

    The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

    There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase three which includes drilling operations on the Copper Queen Claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.


                                       9




BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

    Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE LOSS OF THE SERVICES OF DAVID PARDEV SINGH GREWAL OR DAVID FRANC KNAPFEL COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

    Our performance is substantially dependent upon the professional expertise of our officers David Pardev Singh Grewal and David Franc Knapfel. The loss of their services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace them with other individuals qualified to develop our exploration business. This could result in a loss of revenues, resulting in a reduction of the value of any shares you purchase in this offering.

BECAUSE OUR SECRETARY/TREASURER IS A MALAYSIAN RESIDENT, DIFFICULTY MAY ARISE IN ATTEMPTING TO EFFECT SERVICE OR PROCESS ON HIM IN MALAYSIA.

    Because Mr. David Franc Knapfel our secretary, treasurer and director is a Malaysian resident, difficulty may arise in attempting to effect service of process on him in Malaysia or in enforcing a judgment against AfterGlow Explorations' assets located outside of the United States.

BECAUSE OUR CURRENT OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

    David Pardev Singh Grewal, the president, treasurer and a director of the company, currently devotes approximately 7 to 10 hours per week providing management services to us. David Franc Knapfel, the secretary and a director of the company, currently devotes approximately 5 hours per month to the company, but will be available to assist Mr. Grewal with some of his duties as and when needed. While our executive officers presently possess adequate time to attend to our interests, it is possible that the demands on them from their other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

    The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability



                                      10


determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

    This offering is "self-underwritten", that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

    We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between AfterGlow Explorations, or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE.

    If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including the results of our geological exploration program, our ability or inability to arrange for financing, commodity prices for gold, silver or other minerals, and conditions and trends in the mining industry.

                                      11



Further, if our common stock is traded on the Over-the-Counter Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

    Our existing stockholders acquired his shares at a cost of $.01 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.017 per share without any additional investment on his part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.04 per Share) of $.019 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.021 per share, reflecting an immediate reduction in the $0.04 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

    All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

    Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those

                                     12
anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                USE OF PROCEEDS

Assuming sale of all of the Shares offered herein, of which there is no assurance, we estimate that the net proceeds from this Offering will be approximately $42,000 after deducting $8,000 for estimated offering expenses, which include legal, accounting and filing fees. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

Total Proceeds to the Company                        $50,000
Less: Offering Expenses
      Legal                                            1,000
      Accounting                                       4,500
      Preparation and EDGAR conversion fees            1,000
      Transfer Agent                                     700
      Printing                                           295
      Registration Fees                                    5
                                                     -------
Net Proceeds to the Company                          $42,000

Exploration Program                                   40,000
Administration and Office Expense                      2,000
Legal and Accounting*                                  4,000
Working Capital*                                       4,000
                                                     -------
Total Use of Net Proceeds                            $42,000


*Will be paid from cash on hand.

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all Shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary, Mr. Grewal, one of our directors, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                    DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered, and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

               DILUTION OF THE PRICE YOU PAY FOR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly

                                     13


as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the Shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of April 30, 2006, the net tangible book value of our shares was $4,385 or $0.004 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the Shares and receipt of the total proceeds of $50,000, less offering expenses of $8,000, for a total net proceeds to us of $42,000, the net tangible book value of the 2,250,000 shares to be outstanding will be $46,385, or approximately $.021 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.017 per share without any additional investment on his part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.04 per share) of $.019 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.021 per share, reflecting an immediate reduction in the $0.04 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 45% of the total number of shares then outstanding, for which they will have made an investment of $10,000, or $.01 per share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 55% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $0.04 per Share.

The following table illustrates the per share dilution to the new investors:

Public Offering Price per Share                                    $0.04
Net Tangible Book Value Prior to this Offering                     $0.004
Net Tangible Book Value After Offering                             $0.021
Immediate Dilution per Share to New Investors                      $0.019


The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

----------------------------------------------------------------------
                    Total
                    Price     Number of    Percent of   Consideration
                  per Share  Shares Held   Ownership       Paid
----------------------------------------------------------------------

Existing
Stockholders        $0.01     1,000,000      45%          $10,000

Investors in
this Offering       $0.04     1,250,000      55%          $50,000
----------------------------------------------------------------------




                                  14

                           PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a "self-underwritten" offering. This Prospectus is part of a prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. David Pardev Singh Grewal and David Franc Knapfel, both officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. Neither our officers nor directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b. Neither our officers nor directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Neither our officers nor directors are, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Both our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that each (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any Shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $0.04 per Share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the Shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $50,000 has been

                                 15

received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We feel the use of an escrow agent is an expense the company cannot bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any Shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to AfterGlow Explorations, Inc.

                             LEGAL PROCEEDINGS

AfterGlow Explorations is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and officers of AfterGlow Explorations, Inc., whose one year terms will expire 03/21/07, or at such a time as their successor(s) shall be elected and qualified are as follows:

--------------------------------------------------------------------------------
                                                     Date First     Date Term
Name & Address                Age      Position       Elected        Expires
--------------------------------------------------------------------------------
David Pardev Singh Grewal     33      President,  March 21, 2006  March 21, 2007
6318 Quebec Street                    Treasurer,
Vancouver BC V5W 2P7                  CEO, CFO
CANADA

David Franc Knapfel           34      Secretary  March 21, 2006   March 21, 2007
19 USJ 16/2J
Subang Jaya
Selangor 47630
MALAYSIA
--------------------------------------------------------------------------------

The foregoing persons are promoters of AfterGlow Explorations, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Grewal currently devotes 7 - 10 hours per week to company matters. Mr. Knapfel, currently devotes approximately 5 hours per month to company matters, but will be available to assist Mr. Grewal with some of his duties as and when needed. After receiving funding per our business plan Mr. Grewal intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

                                  16
No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

RESUMES

DAVID PARDEV SINGH GREWAL has been the President, CEO and Director of the Company since inception. From March 2003 to present he has been Director of Absolute Energy Inc., a privately held corporation in Vancouver, Canada focusing on strategic planning, coordinating energy supply, managing risk and implementing energy procurement and marketing strategies for end-use clients. From April 2005 to present Mr. Grewal has also acted as Director of GV Food Services Inc., a Vancouver, Canada based privately held corporation focused on owning and operating restaurants throughout British Columbia, Canada.
From 1999 to 2003, Mr. Grewal was employed by PremStar Energy Canada Ltd., a Canadian subsidiary of CMS Energy Corporation's energy marketing business. CMS Energy is based out of Dearborn, Michigan involved in electric and natural gas utility operations, power production, pipelines, oil and gas exploration and production and energy marketing and trading. In his capacity, Mr. Grewal's role was marketing natural gas to industrial end-users and ultimately leading to PremStar Energy's wholesale gas marketing effort where he was actively involved in natural gas trading and hedging, pipeline scheduling, and contract negotiations. From 1998 to 1999 Mr. Grewal was employed by El Paso Energy Corporation, a Houston, Texas based integrated oil and natural gas company involved in oil and natural gas production and exploration, pipelines, energy marketing and trading. Mr. Grewal was actively involved in developing relationships with natural gas suppliers and end-users in Canada,bringing innovative supply solutions and risk management services to its clients, and natural gas logistics via pipelines. Up to 1998 Mr. Grewal was employed in Vancouver, Canada by Chrysler, a U.S. automobile manufacturer, as a part of their distribution and logistics division, prior to which he was employed by SaskPower, a Saskatchewan, Canada regulated government owned utility providing power to customers. His employment in their Program Design division entailed creating new initiatives to better meet the needs of utility clients.

   Mr. Grewal graduated in 2005 from the University of Regina located in Regina, Canada, obtaining the degree of Bachelor of Applied Science (B.A.Sc.) in Environmental Systems Engineering. While studying Engineering, he enrolled in business courses, graduating in 2001 with his Diploma of Associate in Administration (Business) and has to date fulfilled 80% of his credit requirements towards a full degree in Administration (Business). Mr. Grewal has over 8 years of experience in both the regulated and non-regulated sectors, with expertise in management, marketing, and strategic planning.

DAVID FRANC KNAPFEL David Franc Knapfel has been the Secretary and a Director of our company since inception. From April 2003 to present, Mr. Knapfel has been the Secretary and a Director of Sockeye Seafood, Inc., a publicly traded company involved in exporting seafood from North America to Asia where he operates out of Subang Jaya Malaysia. From March 2004 to November 2005, Mr. Knapfel was the Secretary and Director of Thai One On, Inc., a publicly-traded Nevada corporation involved in owning and operating restaurants in Malaysia.

                                   17

From August 2001 to March 2003, Mr. Knapfel was the owner of Touchwood Co., Ltd., a retailer and wholesaler dealing in the restoration and exportation of SE Asian antique furniture located in Bangkok, Thailand. From July 2002 to August 2003, he was an officer and director, of 4forGolf, Inc., a publicly traded Nevada corporation engaged in the online golf reservations business. From April 1999 to August 2001, he was the owner of Dogma.com Co., Ltd., a company specializing in print and internet graphic design. From April 1997 to April 1999, he worked as a freelance print and Internet graphic designer. Mr. Knapfel graduated in 1997 from the British Columbia Institute of Technology located in Burnaby, BC, obtaining graduated a Diploma in Technology, Building Economics & Design.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of AfterGlow Explorations' voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

------------------------------------------------------------------------------
                               No. of Shares           Percentage of Ownership
Name and Address of          Before      After           Before       After
Beneficial Owner            Offering   Offering         Offering    Offering
------------------------------------------------------------------------------

David Pardev Singh Grewal   500,000    500,000            50%        22.5%
6318 Quebec Street
Vancouver BC V5W 2P7
CANADA

David Franc Knapfel         500,000    500,000            50%        22.5%
19 USJ 16/2J
Subang Jaya
Selangor 47630
MALAYSIA
------------------------------------------------------------------------------
All Officers and
Directors as a Group      1,000,000  1,000,000           100%       45%
------------------------------------------------------------------------------

(1) Each of the persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                      DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All

                                     18
shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholders will own 45% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                 INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended April 30, 2006, included in this prospectus, have been audited by Gordon K. W. Gee, Chartered Accountant, 325 Howe Street, Suite 605 Vancouver, BC V6C 1Z7 CANADA. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The validity of the common stock offered hereby will be passed upon for us by our independent legal counsel, Joseph I. Emas, Esq., 1224 Washington Avenue, Miami Beach, Florida.

James W. McLeod, P.Geo. of 5382 Aspen Way, Delta, BC V4K 3S3 CANADA has provided us with the geology report contained herein.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                     SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding)

                                   19

is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               ORGANIZATION WITHIN THE LAST FIVE YEARS

AfterGlow Explorations, Inc. was incorporated in Nevada on March 21, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time David Pardev Singh Grewal was named Director, President and Treasurer of the company and David Franc Knapfel was named Director, and Secretary of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $10,000 through the sale of common stock to Mr. Grewal who purchased 500,000 shares and Mr. Knapfel who purchased 500,000 shares of our Common Stock at $0.01 per share on March 21, 2006.

                            DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion for AfterGlow Explorations, which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as
Exhibit 99.3 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper and other minerals. The Copper
Queen Claim, the only claim currently in the company's portfolio, consists of 2 unpatented mineral claims which have been prospected, sampled and staked. There is the possibility that the Copper Queen Claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially v iable mineral deposit or reserve.

GLOSSARY OF MINING TERMS USED IN THE PROSPECTUS

Abrasion: A form of mechanical weathering that occurs when loose fragments or particles of rocks and minerals that are being transported, as by water or air, collide with each other or scrape the surfaces of stationary rocks.

Agglomerate: A breccia composed of largely or entirely of fragments of volcanic rock.

Amygdaloidal: A volcanic rock texture in which small volatile cavities or vesicles are filled with secondary minerals.

Anomaly: Any deviation from the norm (generally an increase in value) which may indicate the presence of mineralization in the underlying rock.
Aphanite: A fine-grained homogeneous rock (such as basalt) containing minerals undetectable by the naked eye.

Basalt: The dark, dense, aphanitic, extrusive rock that has a silica content of 40% to 50% and makes up most of the ocean floor. Basalt is the most abundant volcanic rock in the Earth's crust.


                                     20

Base metal: Any non precious metal (eg. Copper, lead zinc, nickel etc.).

BCDM: British Columbia Department of Mines

Bornite: a mineral consisting of sulfides of copper and iron that is found in copper deposits?. Also known as "peacock ore"

Breccia: A clastic rock composed of particles more than 2 millimeters in diameter and marked by the angularity of its component grains and rock fragments.

Chalcopyrite or Copper Pyrites:, brass-yellow mineral, sometimes with an iridescent tarnish. It is a sulfide of copper and iron. It crystallizes in the tetragonal system but is usually found in the massive form. Chalcopyrite is of primary origin and occurs in igneous and metamorphic rocks and in metalliferous veins. It is an important ore of copper and is widely distributed throughout the world.

Chalcocite: A dark gray mineral, essentially Copper Suplhide, that is an important ore of copper.

Clastic Rock: A sedimentary rock composed principally of fragments derived from pre-existing rocks and transported mechanically to their place of deposition.

Copper: or :Cu:   A reddish or salmon-pink isometric mineral, the native
metallic element of copper. It is ductile and malleable, a good conductor of heat and electricity, usually dull and tarnished.

Cretaceous: from 63 million to 135 million years ago; end of the age of reptiles; appearance of modern insects and flowering plants.

Diamond drilling: A means by which hollow steel rods with a diamond bit attached are driven into solid rock by a high speed rotary motion. A cylindrical core of rock is recovered for the purpose of obtaining geological, metallurgical or analytical information.

Eocene: from 40 million to 58 million years ago; presence of modern mammals.

Epithermal: deposits found on or just below the surface close to ancient vents or volcanoes, formed at low temperature and pressure.

Erosion: The process by which particles of rock and soil are loosened, as by weathering, and then transported elsewhere, as by wind, water, ice, or gravity.

Fault: A fracture dividing a rock into two sections that have visibly moved relative to each other.

Felsic: Containing a group of light-colored silicate minerals that occur in igneous rocks.

Flows: Volcanic rock formed from lava that flowed out onto the earth's surface

Geochemical sampling: A method used to detect concealed bodies of metallic ores by means of chemical techniques. Samples of rock, soil or plant matter are gathered from a predefined area and sent to an analytical chemical laboratory to be measured for metal or mineral content.


                                     21


Geochemical anomaly: An abnormally high concentration of a particular element over a certain area, reflecting a potential metallic source. Commonly detected in parts per million (ppm) for base metals and parts per billion (ppb) for precious metals.

Geological mapping: The process of observing and measuring geological features in a given area and plotting these features, to scale, onto a map

Geophysical survey: A method used to determine the physical parameters of rock formations for the purpose of detecting a potential metallic source. Common properties measured include magnetism, specific gravity and electrical conductivity.

Glaciation: the condition of being covered with glaciers or masses of ice; the result of glacial action

Gold: A heavy, soft, yellow, ductile, malleable, metallic element. Gold is a critical element in computer and communications technologies

Good standing: A term used to describe the status of mineral claims with respect to government assessment requirements; meaning free and clear of all work and/or monetary holding requirements.

Igneous rock: A rock made from molten (melted) or partly molten material that has cooled and solidified.

Intermontane: Between mountains.

Jurassic: Epoch in Earth history from about 135 million to 190 million years ago Also refers to the rocks and sediment deposited in that epoch

Lead: Heavy, easily fusible soft malleable base metal of dull pale bluish-grey colour

Mafic: Class of rock which crystallizes from silicate minerals at relatively high temperatures. It is also sometimes called basalt

Mesothermal: forms of climate found typically in the Earth's Temperate Zones.

Metalliferous: Containing metal. Used of a mineral deposit or an ore.

Metamorphic: A rock that has undergone chemical or structural changes (heat, pressure, or a chemical reaction) that causes changes to its original state - High-grade metamorphic is a large amount of change

Mineral claim: A portion of land held either by a prospector or a mining company, in British Columbia each claim is 500m x 500m (1,640 ft2)

MINFILE:  A government data base detailing mineral occurrences  in BC

Molybdenite: A mineral resembling graphite that is valued as the chief source of molybdenum and its compounds

Molybdenum: A hard metallic element that is an essential trace element in plant and animal nutrition

Ore: A mixture of mineralized rock from which at least one of the metals can be extracted at a profit

Porphyry: A crystallized rock, typically porphyritic, having hairline fractures that contain copper and other metals.

                                   22
Precious metal:   Any of several metals, including gold and platinum, that
have high economic value - metals that are often used to make coins or jewelry

Pyrite: A yellow iron sulphide mineral - sometimes referred to as "fools gold".

Pyroclastic: Being or pertaining to rock fragments formed in a volcanic eruption.

Pyrrhotite:   A bronze colored, magnetic iron sulphide mineral

Rhyolite: Any of a group of felsic igneous rocks that are the extrusive equivalents of granite.

Sedimentary rocks: Secondary rocks formed from material derived from other rocks and laid down underwater.

Silver: A white metallic element that is ductile, very malleable and capable of a high polish. This precious metal has major industrial applications in photography, x-rays, electronics and electrical contacts, batteries, brazing alloys, catalysts, mirrors, jewelry and sterlingware

Soil sampling: The collecting of samples of soil, usually 2 pounds per sample, from soil thought to be covering mineralized rock. The samples are submitted to a laboratory that will analyze them for mineral content

Sphalerite:  A zinc sulphide mineral; the most common ore mineral of zinc

Stockwork: A complex system of structurally controlled or randomly oriented veins, also referred to as stringer zones

Trenching: The digging of long, narrow excavation through soil, or rock, to expose mineralization

Tuff: Rock composed of fine volcanic ash

Vein: A crack in the rock that has been filled by minerals that have traveled upwards from a deeper source

VMS (Volcanic Massive Sulphide) deposits: Volcanogenic Massive Sulphide deposit or volcanic-hosted massive sulphide deposit refers to a significant accumulation of sulphide minerals containing important quantities of base and/or precious metals, hosted within volcanic rocks.

Volcanic rocks: Igneous rocks formed from magma that has flowed out or has been violently ejected from a volcano

Zinc: A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Copper Queen Claim, consisting of 20 contiguous cells staked and recorded online as per British Columbia Regulations. The mineral claims have a total surface area of approximately 877 acres). The property is located 48 miles southwest of the town of Smithers, British Columbia, and is accessible by traveling west of Telkwa, British Columbia, along the Telkwa River road for 36 miles to the property. The topography and relief is somewhat rugged to to rounded plateau terrain extending from 4900 feet 5300 feet above mean sea level in elevation.

                                     23
At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. The Copper Queen Claim has been prospected, sampled and staked.

The Town of Smithers, British Columbia lies 48 miles by road east and then north of the property and offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, much equipment and supplies).

The initial phase of exploration will include detailed prospecting, hand trenching and sampling throughout the property. The Phase I budget will cover detailed geological mapping; and trenching of the defined zones; and prospecting. It is estimated to cost $6,500 and take approximately 4 weeks to complete. We plan to commence Phase 1 of the exploration program on the claims in July 2006.

Phase II of exploration will consist of the detailed geological mapping of all roads within and buttressing the claim and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts. The Phase II budget will cover silt (soil if necessary) geochemical sampling, geophysical surveying and additional hand trenching. It is estimated to cost $40,000 and take approximately 10 weeks to complete. We plan to commence Phase II upon completion of the offering of shares to raise the necessary capital.

The Phase III exploration program is contingent upon the success of the Phase II program and our ability to raise additional funds to cover the costs. Diamond drilling is foreseen to be the logical next step. The minimum estimated cost of the Phase III program is $75,000 and will take approximately four months to complete, including the collection and interpretation of all exploration data. Based on previous work in the area and the zones on the Copper Queen Claim, our geologist considers the property an attractive exploration target for copper and gold mineralization. In general we would like to have indications that the mineralization is worth at least US $100 per ton (gross metal value) to further explore and develop the claim. If a large mineralized vein system is present the project could be developed on a large scale and conversely if a smaller mineralization vein system is present then the property could be developed on a smaller scale. In the event that a mineral body that is amiable to bulk mining (open pit) style development is located then we estimate the mineralization should be worth at least $US 10 per ton (gross metal value).

The discussions contained herein are management's estimates. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found in Phase 2.



                                     24



ACQUISITION OF THE COPPER QUEEN CLAIM

The claim is currently held in trust in the name of our president, David Pardev Singh Grewal. The claim was purchased from Andrew Larry Ralph Sostad, an unrelated mining property vendor, for $4,500 USD.

---------------------------------------------------------------------------
                            Tenure
Claim Name         Cells  Record No.  Expiry Date  Mapsheet      Owner
---------------------------------------------------------------------------
CQ #1                1      513879     Mar 28/07  M093L063    David Pardev
                                                              Singh Grewal

COPPER QUEEN GROUP  19      530690     June 3/07  M093L063    David Pardev
                                                              Singh Grewal
---------------------------------------------------------------------------
TOTAL: 20 CELLS = 877 Acres
---------------------------------------------------------------------------

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to our president and director, David Pardev Singh Grewal, who holds the claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the corporation is not registered in British Columbia the claim is held in trust for the company by Mr. Grewal, as he is eligible as a Canadian citizen. The mineral title claim has been registered with the Government of British Columbia and a title search has been done to ensure there are no competing claims to the property.

All claims staked in British Columbia require $4 per hectare ( $1.60 per acre) worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare ($3.20 per acre) per year thereafter. For our claim this would require $1,420 in exploration costs for year 1 through 3, and $2,839 per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is located 48 miles southwest of the town of Smithers, British Columbia, and is accessible by traveling west of Telkwa, British Columbia, along the Telkwa River road for 36 miles to the property.

The Copper Queen Group experiences greater than 50" of precipitation annually of which about 35% may occur as a snow equivalent. The summer weather is generally warm while the winters are cold.

The Town of Smithers, British Columbia lies 48 miles by road east and then north of the property and offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, much equipment and supplies). Prince George B.C. is highway accessible from Smithers, B.C. by traveling approximately 160 miles by highway to the east and offers major infrastructure. Both centers are on a major railroad line and have effective airport service.
                                      25
PHYSIOGRAPHY

The property is located in the Intermontane belt and more specifically within the Hazelton Range. The claim lies at about 4,900 to 5,300 feet mean sea level.
 The physiographic setting of the property can be described as somewhat rugged to rounded plateau terrain that has been surficially altered both by the erosional and depositional (drift cover) effects of glaciation. Drift cover on the property appears to be thin.

HISTORY

The recorded mining history of the general area dates from the pre-World War I era. Lode gold, silver and base metal discoveries are abundant in a broad sense with many of the prospects rendering some production. The claim area was first recorded in the government records in 1917. During the period 1917-19 the Stock property produced 12 tons of material that returned 6,465 lbs. of copper, 91 oz. of silver and 1 oz. gold. Further exploration work was carried-out on the property during 1961, 1967, 1968 and 1970.

Little further exploration has been conducted in the area since the 1970's.

Previous work completed in the area is helpful as it provides some indication as to the type, grades and location of minerals present in the area, though there is no guarantee the previous work will result in any exploitable mineral deposits on our claim.

REGIONAL GEOLOGY

The Copper Queen Group mineral claim is situated in the Intermontane Belt of central British Columbia. The oldest rocks observed in the general area are those of the Lower to Upper Jurassic aged Hazelton Group that trends northwesterly as an elongate basin. The Hazelton Group occurs mainly as compositionally wide ranging volcanic rocks as flows, tuffs and breccias that may be interbedded with sediments and pyroclastic rocks. The older volcano-sedimentary assemblage are at times intruded by undifferentiated igneous rocks that are thought to range in age from Late Cretaceous to Eocene. These intrusive rocks are likely the source of the solutions bearing the base and precious metals.

The local geology of the mineral claim area may be described as being underlain by the oldest rock units of the area, the Hazelton Group volcanic and sedimentary rocks. These units are seen contacting with younger intrusive rocks. A particular striking feature in the area is the block faulting patterns in the underlying rocks and the occurrences of the igneous intrusions. Most of the igneous intrusive occurrences appear related to the longer NW-SE faults than to the NE-SW faults.

PROPERTY GEOLOGY AND MINERALIZATION

The geology of the Copper Queen Group mineral claim may be described as being underlain by units of the older, interlayered volcano-sediment Hazelton Group. These units in the vicinity of the claim have been intruded by a younger rhyolite rock unit, possibly associated with the contact between two redbed units. i.e. Basalt Flow - Red Tuff Facies and a Red Tuff Member.

Some or all of these units may be found to host anomalous mineralization. The property setting offers good underlying possibilities and all overburden areas should be checked when a field program is undertaken.


                                  26


The deposit types that historically predominate in the general area are as the larger porphyry-type base metal (copper or molybdenite with accessory gold-silver) occurrence. These systems often reflect peripheral base and precious metal occurrences as vein mineralization. At Winfield Creek the Copper Queen Group occurrences, i.e. the vein system suggests a N130? strike / 75? S dip. It may be that what has been historically looked at as small discontinuous veinlets may in fact be larger zones of replacement as redbed copper occurrences. These types of copper occurrence may be epithermal or mesothermal in origin. The volcanogenic massive sulphide (VMS) deposits are also found in the general area. All such occurrences should be sought especially carefully in the drift covered areas of the claim and in some of the broken, iron-rich volcanic rocks, i.e. volcanic redbed copper.

The property area is characterized by mineralization of a vein-type of occurrences peripheral to possible underlying porphyry-type occurrence in the intrusive rock units or replacement zones in the amygdaloidal crystal-lithic flows and ash fall tuffs, i.e. volcanic redbed copper. The VMS style of mineralization is generally as copper, lead, zinc with some silver and gold values that may also show this association in the other types mentioned above.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of gold, copper and other minerals. Therefore, we will likely be able to sell any gold, copper or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources (BCDM).

With respect to the mechanized trenching or diamond drilling a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or

                                27
drilling. As the amount of trenching and drilling (initially) will be limited, the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $3,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the site of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew and equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - crew & equipment)

All claims staked in British Columbia require $4 per hectare ($1.60 per acre) worth of assessment work to be undertaken in year 1 through 3, followed by $8 per hectare ($3.20 per acre) per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $1,500 for the geology report. The payment was made subsequent to our April 30, 2006 audited financials.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, both of which are our executive officers, namely, David Pardev Singh Grewal and David Franc Knapfel. Mr. Grewal currently devotes 7 - 10 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. Mr. Knapfel, currently devotes approximately 5 hours per month to company matters, but will be available to assist Mr. Grewal with some of his duties as and when needed. There are no formal employment agreements between the company and our current employees.
                                  28

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                          PLAN OF OPERATION

Our current cash balance is $4,385. Until approximately October of 2006, we believe our cash balance is sufficient to fund our limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from Mr. Grewal, one of our directors, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to AfterGlow Explorations. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold, copper and other minerals. There is the possibility that the Copper Queen Claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary through the exercise of the warrants to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the Copper Queen Claim consisting of detailed geological mapping; silt (soil if necessary) geochemical sampling; geophysical surveying and trenching of the defined zones; and prospecting. In addition to the $6,500 we anticipate spending for Phase I of the exploration program and $40,000 on Phase II as outlined below, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration

                                    29
statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $56,500, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

PHASE I:

The initial phase of exploration will include detailed prospecting, hand trenching and sampling throughout the property. The Phase I budget will cover detailed geological mapping; and trenching of the defined zones; and prospecting. It is estimated to cost $6,500 and take approximately 4 weeks to complete. We plan to commence Phase 1 of the exploration program on the claims in July 2006.

       <CAPTION
--------------------------------------------------------------------------
                 BUDGET - PHASE I (ALL FIGURES ARE US$)
--------------------------------------------------------------------------
1.  Detailed prospecting, hand trenching and sampling by
    a prospector with a blasting ticket and an assistant,
    at $400/day for 7 days                                          $2,800

2.  Camp and board for 20 man days at $50/day                       $1,000

3.  Transportation and accommodation                                $1,200

4.  Sample analyses, 20 samples at $25/sample                       $  500

5.  Equipment and supplies, drill, powder, caps and fuse            $  550

6.  Report and maps                                                 $  450
                                                                    ------
GRAND TOTAL - PHASE I                                               $6,500
--------------------------------------------------------------------------

PHASE II:

Phase II of exploration will consist of the detailed geological mapping of all roads within and buttressing the claim and silt sampling of every drainage or draw (soil sampling if necessary). This work is important in establishing the base and anomalous geochemical values and the structural implication of the drainages as faults or contacts. The Phase II budget will cover silt (soil if necessary) geochemical sampling, geophysical surveying and additional hand trenching. It is estimated to cost $40,000 and take approximately 10 weeks to complete. We plan to commence Phase II upon completion of the offering of shares to raise the necessary capital.

--------------------------------------------------------------------------
                BUDGET - PHASE II (ALL FIGURES ARE US$)
--------------------------------------------------------------------------
1. Grid installation, 7.5 km. of baseline and 10 km.
   of gridline, marked at 25 m. intervals with frequent
   global positioning system (GPS) marks. Two field
   techs and assistant for 10 days at $650/day                    $6,500

2. Selective grid controlled rock and/or soil geochemistry,
   two Field techs and assistant, 10 days at $650/day             $6,500

                                 30
3. Magnetometer and VLF-EM surveys over the selective
   grid(s), Field-techs and assistant, 12 days at $500/day        $6,000

4. Transportation and accommodation, including 4X4 rental
   and operating costs                                            $5,520

5. Camp and board, 64 mandays at $70/day                          $4,480

6. Equipment rentals and supplies, i.e. instruments,
   generator, tools, fuel, oil, radio, etc.                       $2,500

7. Permits, insurance, etc                                        $2,500

8. Analyses                                                       $2,500

9. Maps, reports and filing fees                                  $3,500
                                                                  ------
GRAND TOTAL - PHASE II                                           $40,000
---------------------------------------------------------------------------

PHASE III:

The Phase III exploration program is contingent upon the success of the Phase II program and our ability to raise additional funds to cover the costs. Diamond drilling is foreseen to be the logical next step. The minimum estimated cost of the Phase III program is $75,000 and will take approximately four months to complete, including the collection and interpretation of all exploration data.

---------------------------------------------------------------------------
                  BUDGET - PHASE III (ALL FIGURES ARE US$)
---------------------------------------------------------------------------
1. All inclusive contract of 8 miles of Induced
   polarization (IP)                                            $20,000

2. All inclusive contract of 1,375 feet of BQ core drilling     $55,000
                                                                -------
GRAND TOTAL - PHASE II                                          $75,000

---------------------------------------------------------------------------

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the Copper Queen Claim.

We plan to commence the Phase I exploration program on the claim in July 2006. The program should take approximately 4 weeks to complete. Following phase one of the exploration program, if it proves successful in identifying mineral deposits and we are able to raise the necessary funds through the offering of shares herein, of which there is no guarantee, we intend to proceed with Phase II of our exploration program. The estimated cost of this program is $40,000 and will take approximately two months to complete.

The Company will require additional financing to initiate Phase III, and will need to explore further sources of capital in order to proceed. Subject to financing, we anticipate commencing the third phase of our exploration program.

                                   31
We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first and second phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing will materialize. If that financing is not available to us for the third phase of our exploration program we may be unable to continue or expand our operations.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the Shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the second phase of our exploration program is successful in identifying mineral deposits, we may consider alternative sources of funding such as a second public offering, a private placement of our securities or loans from our director or others.

Mr. Grewal, one of our directors, has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Copper Queen Claim, consisting of 20 cells staked and recorded online as per British Columbia Regulations. The mineral claims have a total surface area of approximately 877 acres. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $10,000 through the sale of common stock to Mr. Grewal, one of our officers and directors, who purchased 500,000 shares, and Mr. Knapfel, one of our officers and directors, who purchased 500,000 shares of our common stock at $0.01 per share on March 21, 2006. From

                                 32


inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 21, 2006) through the year ended April 30, 2006 report no revenues and a net loss of $1115.

CRITICAL ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a April 30, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective March 21, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial a and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. NEW ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for

                                     33
Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29 "effective for non-monetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections - - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

                        DESCRIPTION OF PROPERTY

We currently utilize office space at the premises of David Pardev Singh
 Grewal, an officer and director of the company. As of July 1, 2006 Mr. Grewal will be paid $100 per month for use of these premises. The premises are located at 6318 Quebec Street Vancouver BC V5W 2P7 CANADA. The facilities include an answering machine, a fax machine, computer and office equipment.
We intend to use these facilities for the time being until we feel we have outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Grewal, the officer and a director of the corporation. Beginning July 1, 2006 the company will pay Mr. Grewal $100 per month rent for the use of the premises.

As of April 30, 2006, there is a total of $410 that has been forwarded by David Pardev Singh Grewal to the Company with no specific repayment terms, and $690 has been forwarded by David Franc Knapfel to the Company with no specific repayment terms.

Mr. Grewal and Mr. Knapfel, the officers and directors of the company, will not be paid for any underwriting services that they perform on our behalf with respect to this offering. Mr. Grewal will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On March 21, 2006, a total of 1,000,000 shares of Common Stock were issued to Mr. Grewal and Mr. Knapfel in exchange for $10,000 US, or $.01 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between AfterGlow Explorations, nor, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus AfterGlow Explorations had two shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

* contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

* contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

* contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

* contains a toll-free telephone number for inquiries on disciplinary actions;

* defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

* contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

* The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer;

* the bid and offer quotations for the penny stock;

* the compensation of the broker-dealer and its salesperson in the transaction;

* the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

* monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and directors, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone (480)481-3940.

                            EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised of Mr. David Pardev Singh Grewal and Mr. David Franc Knapfel.

-----------------------------------------------------------------------------------
                      Summary Compensation Table
                                           Restricted
Name &                   Other    Annual     Stock    Options  LTIP    All Other
Principal    Year Salary Bonus Compensation  Awards    SARs  Payouts  Compensation
Position            ($)   ($)      ($)        ($)       ($)     ($)      ($)
-----------------------------------------------------------------------------------
David Pardev
Singh Grewal
President     2006   0     0        0         0          0      0         0

David Franc
Knapfel
Secretary,
Treasurer     2006   0     0        0         0          0      0         0
-----------------------------------------------------------------------------------

There are no current employment agreements between the company and its executive officers.

On March 21, 2006, a total of 1,000,000 shares of Common Stock were issued to Mr. Grewal and Mr. Knapfel in exchange for cash in the amount of $10,000 U.S., or $.01 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the Board of Directors, as could have been made with an unaffiliated third party. In making this determination they relied upon the fact that the 1,000,000 shares were valued at $0.01 and purchased for $10,000 in cash.

The officers currently devote an immaterial amount of time to manage the affairs of the company. Mr. Grewal currently devotes approximately 7 - 10 hours per week, and Mr. Knapfel 5 hours per month. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                            FINANCIAL STATEMENTS

The financial statements of AfterGlow Explorations, Inc. for the year ended April 30, 2006, and related notes, included in this prospectus have been audited by Gordon KW Gee, Chartered Accountants, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.



                   Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                        AFTERGLOW EXPLORATIONS INC.

                           FINANCIAL STATEMENTS
                FOR THE INITIAL PERIOD ENDED 30 APRIL 2006
                         (A Development Company)

                  (Expressed in United States Dollars)

                           GORDON K.W. GEE
                         Chartered Accountant
               601 - 325 Howe Street, Vancouver, B.C. V6C 1Z7
                      An Incorporated Professional
              Telephone:(604) 6898815 Facsimile:(604) 6898838

                        Email: gkwg@telus.net



Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of AfterGlow Explorations Inc.:

I have audited the accompanying balance sheet of AfterGlow Explorations Inc. as at 30 April 2006 and the related statements of operations and deficit, cash flows and changes in shareholders' equity and comprehensive income for the period then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of AfterGlow Explorations Inc. as at 30 April 2006 and the results of the operations and deficit, and cash flows of the company for the initial period from 21 March 2006 to 30 April 2006., in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C., Canada
/s/ Gordon K.W. Gee Ltd.
07 July 2006
Independent Registered Public Accountant

                     AFTER GLOW EXPLORATIONS INC.
                          BALANCE SHEET
                          AS AT 30 APRIL
                       (A Development Company)
                  (Expressed in United States Dollars)

                                                        2006
		ASSETS                                    $
                                                       -------
CURRENT
Cash                                                    9,985
                                                        =====
		LIABILITIES

CURRENT
Accounts payable and accrued liabilities                4,500
Advances from shareholders (Note 4)                     1,100
                                                        -----
                                                        5,600
		SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 6)                                  1,000

CONTRIBUTED SURPLUS (Note 6)                            9,000
                                                        -----
DEFICIT                                                (5,615)
                                                        -----
                                                        4,386
                                                        -----
                                                        9,985
                                                        =====






APPROVED BY THE DIRECTORS

/s/ David P.S. Grewal, Director

/s/ David F. Knapfel, Director






         (See accompanying notes to the financial statements)







                        AFTER GLOW EXPLORATIONS INC.
                    STATEMENT OF OPERATIONS AND DEFICIT
                 FOR THE INTITIAL PERIOD TO 30 APRIL, 2006
                         (A Development Company)
                    (Expressed in United States Dollars)


                                                           2006
                                                             $
                                                          -------


GENERAL AND ADMINISTRATIVE EXPENSES

Consulting and Professional Fees                          4,500
Incorporation                                               690
Regulatory and transfer agent fees                          410
Bank charges and interest                                    15
                                                         ------

LOSS AND DEFICIT, AT THE PERIOD END                       5,615
                                                         ======




















        (See accompanying notes to the financial statements)



                      AFTER GLOW EXPLORATIONS INC.
               STATEMENT OF CHANGES IN CHANGES IN CASH FLOWS
                 FOR THE INTITIAL PERIOD TO 30 APRIL, 2006
                        (A Development Company)
                  (Expressed in United States Dollars)


                                                                2006
                                                                  $
                                                              -------

OPERATING ACTIVITIES

Net (Loss)                                                     (5,615)

Changes in non-cash working capital accounts
Accounts receivable                                                 -
Accounts payable and accrued liabilities                        4,500
Advances from shareholders Loans payable on demand              1,100
                                                              -------
                                                                 (15)
                                                              -------

FINANCING ACTIVITIES

Issuance of share capital                                       1,000
Contributed capital                                             9,000
                                                              -------
                                                               10,000
                                                              -------


INCREASE IN CASH AND CASH - end of initial period               9,985
                                                              =======









        (See accompanying notes to the financial statements)



                       AFTER GLOW EXPLORATIONS INC.
             STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY AND
                           COMPREHENSIVE INCOME
                 FOR THE INTITIAL PERIOD TO 30 APRIL, 2006
                         (A Development Company)
                   (Expressed in United States Dollars)


                                                                2006
                                                                  $
                                                               ------


(Loss) for the period		                               (5,615)

Share subscriptions		                                1,000
Contributed surplus		                                9,000
                                                              -------
BALANCE, end of period		                                4,385
		                                              =======


























        (See accompanying notes to the financial statements)

                        AFTERGLOW EXPLORATIONS INC.
                     NOTES TO THE FINANCIAL STATEMENTS
                  FOR THE INITIAL PERIOD ENDED 30 APRIL 2006
                          (A Development Company)
                  (Expressed in United States Dollars)

1. INCORPORATION AND OPERATING ACTIVITES
Afterglow Explorations Inc. was incorporated on 21 March 2006, under the laws of the State of Nevada, U.S.A. Operations, as a development stage company started on that date. The Company, also, has been registered to conduct business in British Columbia, as of April 2006.

The Company's intended operations are primarily, in the acquisition, exploration and development of natural resource properties.

At the period end, the Company has not acquired any projects or business ventures for future activities.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies of Afterglow Explorations, Inc. is presented to assist in understanding the Company's financial statements.The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Foreign Currency Translation
The Company has adopted Financial Accounting Standard No. 52, where, monetary assets and liabilities denominated in foreign currencies are translated into USA dollars at the period end exchange rate, nonmonetary assets are translated at historical exchange rates and all income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation adjustments are included in income.

Comprehensive Income
In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (hereinafter "SFAS No.130"). SFAS No. 130 established standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS No.130 is effective for periods beginning after December 15, 1997. The Company has adopted this accounting standard.

Basic Earnings Per Share
In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective March 21, 2006 (inception). Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

                      AFTERGLOW EXPLORATIONS INC.
                   NOTES TO THE FINANCIAL STATEMENTS
               FOR THE INITIAL PERIOD ENDED 30 APRIL 2006
                         (A Development Company)
                 (Expressed in United States Dollars)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES . . . (continued)

Fair Value of Financial Instruments
The respective carrying value of certain on balance sheet financial instruments approximate their fair values. These financial statements include cash and accounts payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Unless otherwise noted, fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from these estimates.

Reporting on the costs of startup activities
Statement of Position 985 (SOP 985), "Reporting on the Costs of StartUp Activities," which provides guidance on the financial reporting of startup costs and organizational costs, to be expensed as incurred. SOP 985 is effective for fiscal years beginning after 15 December 1998.

Mineral Properties
Exploration and evaluation expenditures are expensed until a feasibility study indicates a property is economically feasible. Any expenditure for the property or exploration cost will then be capitalized. Capitalized expenditures will be written down if impairment in the carrying values of mineral properties becomes evident. To date no mineral costs have been capitalized.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each yearend. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Year end
The Company has adopted 30 April as its fiscal year end.

                       AFTERGLOW EXPLORATIONS INC.
                    NOTES TO THE FINANCIAL STATEMENTS
         FOR THE INITIAL PERIOD FROM 11 APRIL 2005 TO 30 JUNE 2005
                          (A Development Company)
                  (Expressed in United States Dollars)


3.  GOING CONCERN
The Company's financial statement are prepared using generally accepted accounting principles applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and has generated no revenues. In order to obtain the necessary capital for operations, the Company is in the process of raising funds from private and public subscriptions and debt. The Company therefore is dependent upon its ability to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely that the Company would continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

4. ADVANCES FROM SHAREHOLDERS
The advances from shareholders are without interest or specific terms of repayment.

5.  MINERAL PROPERTIES
As of April 30, 2006 the Company was in the process of acquiring mining claims located in the Omenica Mining Division of British Columbia, Canada.

6.  SHARE CAPITAL AND CONTRIBUTED SURPLUS
Authorized 75,000,000 common shares with a par value of $0.001 per share
Issued

                                                Number of Shares        $
                                                ----------------  -----------

Shares issued for cash, to two directors
of the company                                    1,000,000          1,000
Contributed Surplus                                       -          9,000
                                                  ---------         ------
                                                  1,000,000         10,000

                       AFTERGLOW EXPLORATIONS INC.
                   NOTES TO THE FINANCIAL STATEMENTS
              FOR THE INITIAL PERIOD ENDED 30 APRIL 2006
                       (A Development Company)
                  (Expressed in United States Dollars)


7.  RELATED PARTY TRANSACTIONS
a. The initial subscribers to 1,000,000 shares, at $0.001 per share are officers and directors of the Company.

b. The initial subscribers, officers and directors of the Company will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's future private, public or debt offerings. In addition, they will not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

8.  CONCENTRATION OF CREDIT RISK
The Company maintains cash balances at one bank. Accounts at the institution are insured by the Canadian Depository Insurance up to $60,000 in Canadian funds. At April 30, 2006 the account did not exceed this limit.


9. SUBSEQUENT EVENTS
Subsequent to the fiscal period end, the Company is:

a. Seeking to obtain approval of a SB 2 registration with the U.S. Securities and Exchange Commission, for the purposes of offering 1,250,000 shares at $0.04 per share, and

b. On 08 May 2006, the Company acquired certain mineral claims located in the Smithers area of British Columbia, Canada, from an officer and director of the Company. The claims located in the Omineca Mining Division of British Columbia are held in trust by the same officer and director for the benefit of the Company. Consideration for these claims have yet to be determined.


10. INCOME TAXES
The Company has tax losses which may be applied against future taxable income. The potential tax benefits arising from these loss carry forwards expire between 2013. These losses have not been recorded in these financial statements as deferred tax assets and liabilities, as there is uncertainty as to whether these will be realized in the future.

                                  PART II
              INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

AfterGlow Explorations' By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/ she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

                                    49
4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a. By the stockholders;

b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling AfterGlow Explorations, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.


Securities and Exchange Commission registration fee       $    5
Accounting fees and expenses                              $4,500
Legal fees                                                $1,000
Preparation and EDGAR conversion fees                     $1,500
Transfer Agent fees                                       $  700
Printing                                                  $  295
                                                          ------
TOTAL                                                     $8,000
                                                          ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 21, 2006, a total of 1,000,000 shares of Common Stock were issued in exchange for $10,000 US, or $.01 per share. These securities were issued to an officer and director of the company.

EXHIBITS

Exhibit     Description
-------     --------------------------------------------------------------
3.1         Articles of Incorporation
3.2         Bylaws
5           Opinion re: Legality including consent of counsel
10.1        Trust Agreement
10.2        Mineral Titles
10.3        Geology Report with Consent of Professional Geologist
23          Consent of Independent Auditor
99          Subscription Agreement



UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver BC, on August 3, 2006.

AfterGlow Explorations, Inc.

/s/ David Pardev Singh Grewal
-----------------------------------
By: David Pardev Singh Grewal
President, Chief Executive Officer,
Treasurer, Principal  Accounting
Officer and Director



                            POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David Pardev Singh Grewal, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ David Pardev Singh Grewal                             Date: August 3, 2006
--------------------------------
Director, President, CEO and
 Principal Accounting Officer

/s/ David Franc Knapfel                                   Date: August 3, 2006
--------------------------------
Director and Secretary